Exhibit 21

Name of Subsidiary                        State of Organization
-------------------                       ---------------------

Andrea ANC Manufacturing Inc.                   Delaware
Andrea Digital Technologies, Inc.               Delaware
Andrea Direct Marketing Inc.                    Delaware
Andrea Electronics Europe Inc.                  Delaware
Andrea Marketing Inc.                           Delaware
Andrea Military Communications, LLC             Delaware
Lamar Signal Processing, Ltd.                   Israel